                                                                EXHIBIT 10.15









                         BURLINGTON NORTHERN SANTA FE
                          ESTATE ENHANCEMENT PROGRAM
                        -----------------------------

                              TABLE OF CONTENTS


SECTION                                                                PAGE
-------                                                                ----

SECTION 1                                                                1
   General                                                               1
        History, Purpose and Effective Date                              1
        Governing Documents                                              1
        Plan Administration                                              1
        Non-Alienation                                                   1
        Source of Benefits                                               2
        Plan Year                                                        2
        Policy Year                                                      2
        Notices                                                          2
        Applicable Laws                                                  2
        Gender and Number                                                2

SECTION 2                                                                2
   Participation                                                         2
        Participation                                                    2
        Plan Not Contract of Employment                                  2

SECTION 3                                                                3
   Benefits                                                              3
        Available Coverage                                               3
        Elected Increases and Decreases in Coverage                      3
        Cost                                                             3
        Cash Value                                                       3
        Limitation on Benefits                                           3
        Election to Forego Salary                                        4

SECTION 4                                                                4
   Split-Dollar and Collateral-Assignment Agreements                     4
        Introduction                                                     4
        Insurance Policy                                                 5
        Policy Ownership                                                 5
        Payment of Premiums                                              5
        Collateral-Assignment Agreement                                  7
        Limitations on Owner's Rights under Policy                       8
        Collection and Payment of Death Benefit                          8
        Termination of Split-Dollar Agreement                            9
                                                                         9
        Payments on Termination of Split-Dollar Agreement               12
                                                                        12

SECTION 5                                                               13
   Plan Administration                                                  13
        Plan Administrator; Administration                              13
        Determination of Benefits                                       14

SECTION 6                                                               14
   Miscellaneous                                                        14
        Amendment and Termination                                       14
        Validity                                                        14

SECTION 7                                                               14
   Change in Control and Potential Change in Control                    14

                      BURLINGTON NORTHERN SANTA FE
                       ESTATE ENHANCEMENT PROGRAM
                      ----------------------------

                               SECTION 1
                               ---------

                                General
                                -------


      1.1 History, Purpose and Effective Date. Effective April 18, 1996 (the "Effective Date"), as amended and restated effective November 1, 1996, Burlington Northern Santa Fe, a Delaware corporation (the "Company"), established the Burlington Northern Santa Fe Estate Enhancement Program (the "Plan"). The purpose of this Plan is to provide senior management employees of the Company and any subsidiary of the Company which adopts this Plan (a "Subsidiary") an opportunity to either individually purchase a life insurance policy or to make available to other persons the opportunity to purchase a life insurance policy insuring either (a) the life of such employee and providing a death benefit upon the death of the employee, or (b) the lives of such employee and his spouse and providing a death benefit upon the death of the survivor of the employee and his spouse (a "Policy"), pursuant to a collateral assignment, split-dollar arrangement with the Company.

      1.2 Governing Documents. In the event of any inconsistency between the terms of this Plan as described herein and the terms of any Policy purchased by an Owner (as defined in subsection 2.1), or any related Split-Dollar Agreement or Collateral-Assignment Agreement (as described in Section 4) executed by an Owner, the terms of such policy or agreement shall be controlling as to that Owner, Participant, his spouse (if any), his assignee (if any), his successor-in-interest (if any) and his beneficiary or beneficiaries.

      1.3 Plan Administration. The authority to control and manage the day-to-day operation and administration of this Plan is vested in the Company's Vice President - Human Resources (the "Plan Administrator") or such other officer of the Company as its Board of Directors shall designate; provided, however, that any action required or permitted to be taken by the Plan Administrator may be taken by the Compensation Committee of the Company's Board of Directors (the "Committee").

      1.4 Non-Alienation. Except to the extent provided under subsection 4.5 and under the terms of a Policy and the related Split-Dollar and Collateral-Assignment Agreements, no Participant's or Owner's benefits under this Plan may be voluntarily or involuntarily assigned or alienated.

      1.5 Source of Benefits. Any benefit payable to or on account of a Participant under this Plan shall be paid by the insurance company issuing the Policy (the "Insurer").

      1.6 Plan Year. The "Plan Year" shall be the period beginning April 18, 1996 and ending December 31, 1996 and each calendar year thereafter.

      1.7 Policy Year. The "Policy Year" shall mean the 12-consecutive month period designated as such in a Policy or such other period as determined by the Plan Administrator.

      1.8 Notices. Any notice or document required to be given to or filed with the Plan Administrator shall be considered to be given or filed if delivered to the Administrator of this Plan or mailed by registered mail, postage prepaid to the Administrator, in care of the Company, at its principal corporate office.

      1.9 Applicable Laws. This Plan shall be construed and administered in accordance with the internal laws of the State of Illinois, except to the extent preempted by Federal law.

      1.10 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.


                                  SECTION 2
                                  ---------

                                Participation
                                -------------

      2.1 Participation. Each Senior Management Employee (as defined below) shall become a "Participant" in this Plan as of the date on or after the Effective Date on which he or another person purchases a Policy pursuant to the terms of this Plan and executes a related "Split-Dollar Agreement" and "Collateral-Assignment Agreement" as set forth in Section 4 hereof; provided that such Senior Management Employee has executed an "Agreement to Forego Salary" in accordance with subsection 3.6 hereof. The term "Owner" means the Participant or other person purchasing a Policy pursuant to the terms of this Plan. The term "Senior Management Employee" means a full-time employee on the active roll of the Company or any Subsidiary who holds the position of President or Senior Vice President of the Company or a Subsidiary.

      2.2 Plan Not Contract of Employment. This Plan does not constitute a contract of employment, and nothing in this Plan will give any employee or Participant the right to be retained in the employ of the Company or a Subsidiary, nor the right to any incentive award, nor any right or claim to any benefit under this

Plan, except to the extent specifically provided under the terms of this Plan.


                                  SECTION 3
                                  ---------

                                   Benefits
                                   --------

      3.1 Available Coverage. Subject to the Participant satisfying any insurability requirements of the Insurer, an Owner may purchase a Policy on the life of the Participant or on the lives of the Participant and his spouse. The death benefit coverage that may be purchased under a Policy may not exceed the amount which may be purchased in accordance with the amounts to be contributed as premiums by the Company and the Owner in accordance with the related Split-Dollar Agreement.

      3.2 Elected Increases and Decreases in Coverage. In accordance with the terms of this Plan, and subject to the Participant satisfying any insurability requirements of the Insurer, the Owner, prior to the Participant's termination of employment with the Company and the Subsidiaries, may elect to increase or decrease the amount payable as a death benefit (within the limits set forth in subsection 3.1), with such election to be in such form and made at such time as the Company and the Insurer may require.

      3.3 Cost. The cost of providing the life insurance coverage under any Policy purchased by an Owner shall be shared between the Owner and the Company in accordance with the terms of such Policy and the related Split-Dollar Agreement and Collateral-Assignment Agreement executed by the Owner, as described in subsection 4.4.

      3.4 Cash Value. Each Policy purchased by an Owner shall be designed to have a cash value. In accordance with the specific terms of the Policy purchased by an Owner and subject to the related Split-Dollar Agreement and Collateral-Assignment Agreement executed by that Owner, the Owner may be entitled to withdraw his interest in such cash value, surrender it for a lump sum cash payment or convert it to an annuity, with a corresponding reduction in the death benefit payable under the Policy.

      3.5 Limitation on Benefits. The amount of benefits payable to or on account of a Participant pursuant to this Plan shall not exceed the total amount of death proceeds and other benefits payable by the Insurer under any Policy purchased by the Owner with respect to such Participant, reduced by the amount of such death proceeds to which the Company is entitled pursuant to the Split-Dollar Agreement and Collateral-Assignment Agreement executed by the Owner.

      3.6 Election to Forego Salary. As a condition of participating in this Plan, each Participant will be required to make a one-time irrevocable election to forego a specified portion of his salary for each 12-month period beginning on and after the Policy Date of the Policy (as defined in the Policy), with such election to remain in effect until the first to occur of
(a) the date which is the fifth (5th) annual anniversary of the Policy Date,
(b) the date on which the Participant terminates employment with the Company or Subsidiary, or (c) the date on which the related Split-Dollar Agreement terminates in accordance with subsection 4.8. The Participant shall make such election by execution of an "Agreement to Forego Salary" prior to the Policy Date, which agreement shall specify a level dollar amount of salary which the Participant elects to forego during each such 12-month period, which dollar amount will be at least $50,000 and no more than $100,000 for each 12-month period. The amounts which a Participant agrees to forego pursuant to this subsection 3.6 shall be included in determining the amounts of the Participant's "compensation" under any nonqualified supplemental pension plan or group life insurance plan maintained by the Company but shall be disregarded for purposes of all other plans or arrangements maintained by the Company and the Subsidiaries. If the Participant's election to forego salary is no longer in effect because of his termination of employment with the Company or Subsidiary as described in (b) of this subsection 3.6, and such termination is for a reason other than the Participant's disability (as determined by the Plan Administrator) or death, then, in accordance with subsection 4.4(c), the Owner will be required to pay to the Company, as part of the Owner's Policy Year Contribution to Premium for the remainder of the Policy Year in which such termination occurs and for each succeeding Policy Year until the date that is five (5) years after the Policy Date, an amount equal to the level amount of salary which the Participant had elected to forego for a 12-month period under this subsection 3.6 (such amount to be pro-rated for payments made for the remainder of the Policy year in which the termination of employment occurs), reduced by thirty-five percent (35%), each such reduced amount hereinafter referred to as the "Owner's Special Contribution."

                                  SECTION 4
                                  ---------

              Split-Dollar and Collateral-Assignment Agreements
              -------------------------------------------------

      4.1 Introduction. The Split-Dollar Agreement and Collateral-Assignment Agreement executed by the Owner in conjunction with his purchase of a Policy shall establish the rights of the Company to the proceeds of any such Policy acquired by the Owner and shall include such terms and conditions, not inconsistent with this Plan, as the Plan Administrator may, with the consent of the Vice President - Law and General Counsel, prescribe. The terms of the particular Split-Dollar Agreement and Collateral-Assignment Agreement executed by an Owner shall apply solely to that Owner.

      4.2 Insurance Policy. The Policy shall be purchased by the Owner from any insurance company chosen by the Owner, provided that such insurance company must either (a) have a rating of "AA" or better, as determined by any major rating company other than A.M. Best, or (b) be approved by the Company's Chief Financial Officer. The Company shall take all reasonable steps necessary to enable the Insurer to issue the Policy, and to comply with any reasonable request to take any further action which may be necessary to cause the Policy to conform to the provisions of this Plan. The Owner's rights under any Policy purchased by such Owner shall be subject to the terms and conditions of the related Split-Dollar Agreement and Collateral-Assignment Agreement executed by the Owner.

      4.3 Policy Ownership. The Owner shall be the sole and absolute owner of any Policy purchased by such Owner, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided in the related Split-Dollar and Collateral-Assignment Agreements executed by the Owner.

      4.4 Payment of Premiums. While the Split-Dollar Agreement remains in effect:

      (a) Except as otherwise provided in the Split-Dollar Agreement, the premium to be paid to the Insurer for the Policy in each Policy Year ("Total Policy Year Premium") shall be set forth in an exhibit ("Exhibit B") attached to the Split-Dollar Agreement.

      (b) Except as otherwise provided in the Split-Dollar Agreement, on or before the date of such Split-Dollar Agreement as to the first Policy Year and on or before the first day of each next succeeding Policy Year, or within the grace period provided in the Policy, the Company shall pay to the Insurer the Total Policy Year Premium set forth in the Exhibit for that Policy Year. However, for purposes of determining the amount due the Company as a result of its payments toward the premiums on the Policy, in each Policy Year the Company shall be deemed to have paid only that portion of the premium (the "Company's Policy Year Net Premium Payment") for which it has not received payment from the Owner as the Owner's Policy Year Contribution to Premium as provided for in subsection
            (c) next below; provided that the Owner's Special Contributions, if any, as defined in section 3.6, shall not be considered part of the Owner's Policy Year Contribution to Premium for this purpose.

      (c) Except as otherwise provided herein, as to each Policy Year, a certain amount of contribution to the premium shall be due from the Owner (the "Owner's Policy Year Contribution to Premium") for such Plan Year. This amount shall be based upon the annual cost of the current life insurance coverage provided on behalf of the Participant for such Policy Year and shall be equal to the "economic benefit" of such current life insurance coverage for Federal income tax purposes, as provided in Revenue Ruling 64-328 (or the corresponding applicable provisions of any future Revenue Ruling) or as otherwise provided for Federal income tax purposes. The Owner shall be required to pay the Owner's Policy Year Contribution to Premium to the Company for each such Policy Year, subject to any assignment of the Policy in accordance with the terms thereof and of the related Split-Dollar and Collateral-Assignment Agreements.

            (i) If the Participant is the Owner of the Policy, and so long as the Participant's employment with the Company continues and unless the Company and the Participant agree otherwise, the Company shall deduct the Owner's Policy Year Contribution to Premium from the Participant's normal salary payments on a level basis during the Policy Year, except as to the first Policy Year, during which the Owner's Policy Year Contribution to Premium shall be deducted on a level basis beginning as of the date of enrollment, and except as to the last Policy Year, during which the Owner's Policy Year Contribution to Premium shall be deducted on a level basis ending as of the date of the termination of the Split-Dollar Agreement. Upon the termination of the Participant's employment with the Company or a Subsidiary in any Policy Year and continuing until the termination of the Split-Dollar Agreement, the Participant shall be required to pay the balance of the Owner's Policy Year Contribution to Premium for such Policy Year (which has not theretofore been deducted from the Participant's salary) generally within ninety (90) days of such termination of the Participant's employment with the Company, and the Participant shall be required to pay the Owner's Policy Year Contribution to Premium for each succeeding Policy Year generally within ninety (90) days of the premium payment date for the Policy for each such Policy Year.

          (ii) If the Owner of the Policy is not the Participant, the Owner shall pay the Owner's Policy Year Contribution to Premium for each Policy Year generally within ninety (90) days of the premium payment date for the Policy for each such Policy Year. In all events, the Owner shall pay the Owner's Policy Year Contribution to Premium prior to the end of each such Policy Year.

         (iii) For the Policy Year in which the Participant dies (or, with respect to a Policy insuring the lives of the Participant and his spouse, for the Policy Year in which the survivor of the Participant and his spouse dies), an appropriate adjustment shall be made to the Owner's Policy Year Contribution to Premium for such Policy Year (and any applicable Policy Year thereafter) to reflect such event.

      Any provision of this subsection (c) to the contrary notwithstanding, if the Participant's employment with the Company or a Subsidiary shall be terminated for any reason other than the Participant's disability (as determined by the Plan Administrator) or death before the date that is five (5) years after the Policy Date, then the Owner's Policy Year Contribution to Premium for each succeeding Policy Year until the date that is five (5) years after the Policy Date shall be increased by the Owner's Special Contributions, as defined in section 3.6.

      4.5 Collateral-Assignment Agreement. To secure the payment to the Company of the amount due it hereunder as a result of its payments toward the premiums on the Policy, the Owner shall contemporaneously with its purchase and the execution of the Split-Dollar Agreement assign the Policy in favor of the Company as collateral pursuant to a written agreement, which collateral assignment shall specifically provide that the sole right of the Company thereunder is to be paid the amount due it under the Split-Dollar Agreement as a result of its payments toward the premiums on the Policy, including payments attributable to the Owner's Special Contributions, if any. Such payment shall be made from the cash value of the Policy (as defined therein) if the Split-Dollar Agreement is terminated or if the Owner surrenders or cancels the Policy while the related Split-Dollar Agreement remains in effect, or from the death benefit provided under the Policy, if the Participant dies (or with respect to a Policy insuring the lives of the Participant and his spouse, if both the Participant and his spouse die) while the Policy and the related Split-Dollar Agreement remain in effect. In no event shall the Company have any right to borrow against or withdraw amounts from the Policy, to surrender or cancel the Policy, or take any other action which would impair or defeat the rights of the Owner as the owner of the Policy. The collateral assignment of the Policy to the Company shall not be terminated, altered or amended by the Owner while the Split-Dollar Agreement is in effect. The Owner and the Company shall take all action necessary to cause such collateral assignment to conform to the provisions of the Split-Dollar Agreement.

      4.6 Limitations on Owner's Rights under Policy. As the sole and absolute owner of the Policy, the Owner may exercise all of the rights, options, privileges and other incidents of ownership granted to the owner thereof by the terms of the Policy (including, without limitation, the unlimited ability to borrow against or withdraw amounts from the cash value of the Policy and to surrender or cancel the Policy). Notwithstanding the foregoing, so long as the Split-Dollar Agreement remains in effect: (a) if the Policy is a variable policy, investment decisions with respect to the Policy will be made by the Owner, subject to approval by the Company's Chief Financial Officer or Vice President-Finance, or as otherwise specifically provided in the related Split-Dollar Agreement; (b) the Owner shall not take any action with respect to the Policy which would have a direct or indirect adverse effect on the Company's interests under the Split-Dollar Agreement in the Policy without the prior written consent of the Committee or the Company's Chief Executive Officer; and (c) except with respect to the Owners's right to change the beneficiaries of the Participant's Death Benefit, as defined in subparagraph (iii) of subsection 4.7(b), and to assign the Owner's interests in the Policy and under the related Split-Dollar Agreement as may be provided therein, the Owner shall not take any other action with respect to the Policy (regardless of whether it would directly or indirectly adversely affect the Company's interests under the Split-Dollar Agreement in the Policy) without the prior written consent of the Committee or the Company's Chief Executive Officer. For purposes of this subsection 4.6, the Owner may borrow against or withdraw from the cash value of the Policy any amounts which may be required to be paid to the Company and which are due the Company under subsection 4.4(c) or subsection 4.9, so long as the amount of any such loan or withdrawal made to pay the Company under subsection 4.4(c) is chargeable solely against the Participant's Death Benefit and that portion of the cash value of the Policy which is in excess of the cash value of the Policy due the Company under the related Split-Dollar Agreement as a result of its payments toward the premiums on the Policy pursuant to the Collateral-Assignment Agreement.

      4.7  Collection and Payment of Death Benefit.

      (a) Upon the death of the Participant (or with respect to a Policy insuring the lives of the Participant and his spouse, upon the death of the survivor of the

            Participant and his spouse) while the related Split-Dollar Agreement remains in effect, the Company and the Owner's beneficiary shall promptly take all action necessary to obtain the death benefit provided under the Policy and payable as a result of the maturity of the Policy (the "Death Benefit").

      (b)   The Death Benefit shall be paid as follows:

            (i) The Company shall first be paid from the Death Benefit any unpaid amount of the Participant's Plan Year Contribution to Premium owed to it by the Participant under subsection 4.4(c).

          (ii) The Company shall next be paid from the Death Benefit the total net amount of the payments made by it toward the premiums of the Policy. Such amount shall be the sum of the Company's Policy Year Net Premium Payment amounts under subsection 4.4(b), which amount shall include, as provided in subsection 4.4(b), the Owner's Special Contributions, if any (the "Company's Cumulative Net Premium Payment").

         (iii) The Owner's beneficiary under a Policy shall next be paid, in the manner and in the amount or amounts provided in the beneficiary designation provision of such Policy, from the Death Benefit an amount equal to the Participant's Death Benefit. For purposes of this subparagraph (iii), the "Participant's Death Benefit" shall be that portion of the Death Benefit remaining after the payments provided for in items (i) and (ii) of this subsection 4.7(b), and then reduced by any loan chargeable against the Participant's Death Benefit.

      (c) The beneficiary designation provision of the Policy shall conform to the provisions hereof.

      4.8  Termination of Split-Dollar Agreement.

      (a) A Split-Dollar Agreement shall terminate, without notice, on the first day of the month following the month during which the first of the following events occurs:

            (i) The Owner fails to make any premium payment required under subsection 4.4(c) for any Policy Year by the end of such Policy Year or the Owner notifies the Company that the Owner intends to surrender or cancel the Policy.

          (ii) The Participant's employment with the Company or a Subsidiary terminates before the date that is five (5) years after the Policy Date as a result of the Participant's involuntary termination of employment for cause.

         (iii) The Participant's employment with the Company or a Subsidiary terminates before the date that is five (5) years after the Policy Date as a result of the Participant's voluntary termination of employment.

          (iv) The Participant's employment with the Company or a Subsidiary terminates before the date that is five (5) years after the Policy Date as a result of the Participant's retirement (as defined below) and neither the Committee nor the Company's Chief Executive Officer consent to the continuation of the Split-Dollar Agreement; provided that with respect to the retirement of the Company's Chief Executive Officer before the date that is five (5) years after the Policy Date, the consent of the Committee shall be necessary for the continuation of the Split-Dollar Agreement.

            (v) The Participant establishes a relationship with a competitor of the Company or engages in any activity which is in conflict with or adverse to the interests of the Company, as determined by the Committee in its sole discretion, whether before or after the Participant's employment with the Company or a Subsidiary has terminated and whether before, on or after the date upon which the Participant retires or becomes eligible to retire, and neither the Committee nor the Company's Chief Executive Officer consent to the continuation of the Split-Dollar Agreement; provided that with respect to a Participant who is the Company's Chief Executive Officer, the consent of the Committee shall be necessary for the continuation of the Split-Dollar Agreement under the circumstances described in this subparagraph (v) of subsection 4.8(a).

          (vi) The date immediately before the date that is fifteen (15) years after the Policy Date.

         (vii) The Company terminates the Split-Dollar Agreement by written notice to the Owner. Such notice shall be effective as of the date of such notice.

        (viii) The Owner terminates the Split-Dollar Agreement by written notice to the Company. Such notice shall be effective as of the date of such notice.

      (b) The following events shall not result in the termination of a Split-Dollar Agreement:

            (i) The Participant's employment with the Company or a Subsidiary terminates after the date that is five (5) years after the Policy Date as a result of the Participant's voluntary termination of employment.

          (ii) The Participant's employment with the Company or a Subsidiary terminates after the date that is five (5) years after the Policy Date as a result of the Participant's involuntary termination of employment for cause.

         (iii) The Participant's employment with the Company or a Subsidiary terminates after the date that is five (5) years after the Policy Date as a result of the Participant's retirement.

          (iv) The Participant's employment with the Company or a Subsidiary terminates before the date that is five (5) years after the Policy Date as a result of the Participant's retirement and the Committee or the Company's Chief Executive Officer consent to the continuation of the Split-Dollar Agreement; provided that with respect to the retirement of the Company's Chief Executive Officer before the date that is five (5) years after the Policy Date, the consent of the Committee shall be necessary for the continuation of the Split-Dollar Agreement.

           (v)    The Participant dies.

          (vi) The Participant's employment with the Company or a Subsidiary terminates as a result of the Participant's disability (as determined by the Plan Administrator).

         (vii) The Participant's employment with the Company or a Subsidiary terminates as a result of the Participant's involuntary termination of employment not for cause.

      (c) For purposes of this Plan, the Participant shall be deemed to have terminated employment as a result of retirement if the Participant either (i) terminates employment on or after the attainment of age 65 or (ii) terminates employment on or after the attainment of age 55 after having earned 10 years of service, as defined in the Burlington Northern Pension Plan or the Santa Fe Pacific Retirement Plan, whichever is applicable. For purposes of this subsection (b), each of the Company's plans identified above shall also include any successor plan.

      4.9  Payments on Termination of Split-Dollar Agreement.

      (a) Upon termination of a Split-Dollar Agreement upon the occurrence of any of the events described in Section 4.8, the Company shall be entitled to receive from the cash value of the related Policy an amount equal to the sum of (i) the Company's Cumulative Net Premium Payment, including the total amount of the Owner's Special Contributions, as defined in subsection 3.6, if any, plus (ii) any amount of the Participant's Plan Year Contribution to Premium owed to the Company by the Participant under subsection 4.4(c), if any. Such amount is hereinafter referred to as the "Company's Cumulative Net Premium Payment at Termination."

      (b) If the Company shall terminate the Split-Dollar Agreement by written notice to the Owner as provided in subsection 4.8(a)(vii), the Company shall make a payment to the Owner equal to the sum of
            (i) the amount of salary foregone by the Participant pursuant to the terms of the "Agreement to Forego Salary" entered into by the Participant in accordance with subsection 3.6, plus (ii) the total amount of the Owner's Special Contributions, as defined in subsection 3.6, if any, plus (iii) interest on the amounts described in (i) and (ii) of this subsection (b) at the Applicable Rate (as hereinafter defined) from the date of such Agreement to Forego Salary until the date the Company terminates the Split-Dollar Agreement by written notice to the Owner, compounded annually. The "Applicable Rate" shall mean one percent (1%) plus the annual average composite yield on Moody's Seasoned Corporate Bond Yield Index for the twelve month period ending on the last day of the month immediately preceding the date on which the Company terminates the Split-Dollar Agreement, as determined from Moody's Bond Record published by Moody's Investors Service, Inc. (or any successors thereto), or, if such yield is no longer published, a substantially similar average selected by the Company.

      (c) For thirty (30) days after the date of the termination of the Split-Dollar Agreement, the Owner shall have the option of obtaining the release of the collateral assignment of the Policy to the Company. To obtain such release, the Owner shall pay to the Company an amount equal to the Company's Cumulative Net Premium Payment at Termination, and, notwithstanding any other provision hereof, the Owner shall specifically be allowed to borrow against or withdraw from the cash value of the Policy for this purpose. Upon receipt of such amount, the Company shall release the collateral assignment of the Policy by the execution and delivery of an appropriate instrument of release.


      (d) If the Owner fails to exercise such option within such thirty (30) day period, then, at the request of the Company, the Owner shall execute any document or documents required by the Insurer to transfer the interest of the Owner in the Policy to the Company. Alternatively, the Company may enforce its right to be paid an amount equal to the Company's Cumulative Net Premium Payment at Termination under the collateral assignment of the Policy. Thereafter, neither the Owner, nor the Owner's successors, assigns, heirs, executors, administrators or beneficiaries shall have any further interest in and to the Policy, either under the terms thereof or under this Plan. However, in no event shall the Owner be liable to the Company in the event the cash value of a Policy at the time of the termination of the related Split-Dollar Agreement is insufficient to pay the Company an amount equal to the Company's Cumulative Net Premium Payment at Termination.

                                  SECTION 5
                                  ---------

                             Plan Administration
                             -------------------

      5.1 Plan Administrator; Administration. The Vice President - Human Resources of the Company or such other officer of the Company as its Board of Directors shall designate shall be the Plan Administrator under this Plan. Except as otherwise specifically provided herein, the Plan Administrator shall have discretionary authority to control and manage the operation and administration of this Plan. The Plan Administrator shall also have the power to establish, adopt, or revise such rules and regulations as the Plan Administrator may deem advisable for the administration of this Plan. The interpretation and construction of this Plan by the Plan Administrator and any action taken thereunder, shall be binding and conclusive upon all persons.
The Plan Administrator shall not, in any event, be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of this

Plan, so long as such action or omission to act is made in good faith. The Plan Administrator shall be eligible to participate in this Plan but shall not vote or act upon any matter that relates solely to his interest in this Plan as a Participant.

      5.2 Determination of Benefits. Except as otherwise specifically provided herein, the Plan Administrator shall make all determinations concerning rights to benefits under this Plan. Any decision by the Plan Administrator denying a claim by a Participant or his beneficiary for benefits under this Plan shall be stated in writing and delivered or mailed to the Participant or such beneficiary. Such decision shall set forth the specific reasons for the denial, written to the best of the Plan Administrator's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Plan Administrator shall afford a reasonable opportunity to the Participant or such beneficiary for a full and fair review of the decision denying such claim.


                                   SECTION 6
                                   ---------

                                 Miscellaneous
                                 -------------

      6.1 Amendment and Termination. This Plan may be amended or terminated by the Company or its successor, in its discretion, at any time and without the consent or approval of any other person. The power to amend this Plan may be delegated by the Board of Directors of the Company to the Vice President - Human Resources, provided that the Vice President - Human Resources shall not amend this Plan if such amendment would expand the group of employees who is eligible to participate in this Plan or if such amendment would increase the cost of premiums payable by the Company or would otherwise increase the Company's cost of maintaining this Plan. Further, the Vice President - Human Resources shall not terminate this Plan without the prior written consent of the Board of Directors of the Company.

      6.2 Validity. In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

                                  SECTION 7
                                  ---------

              Change in Control and Potential Change in Control
              -------------------------------------------------


      Notwithstanding any other provision of this Plan, no change shall be made to this Plan, the related Split-Dollar Agreements or Collateral Assignment Agreements which are adverse to the interests of an Owner without the consent of the Owner, in the event of a Change in Control or Potential Change in Control. For purposes of this Section 7, "Change in Control" and "Potential Change in Control" are defined as follows:

      (a) Change in Control. A "Change in Control" shall be deemed to have occurred if:

            (i) Any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

            (ii) During any period of two consecutive years (not including any period prior to the effective date of this provision), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in item (i), (iii) or (iv) of this definition) whose election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other company other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities; or

            (iv) The stockholders of the Company adopt a plan of complete liquidation of the Company or approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. For purposes of this item
                  (iv), the term "the sale or disposition by the Company of all or substantially all of the Company's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of the company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board of Directors of the Company determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of the Company" shall be the aggregate market value of the outstanding shares of Stock (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the shares of Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") shall be determined by the average closing price of the shares of Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Stock or by such other method as the Board of Directors of the Company shall determine is appropriate.

                  Notwithstanding the foregoing, a merger, consolidation, acquisition of common control, or business combination of the Company and a Class I

                  Railroad or a holding company of a Class I railroad that is approved by the Board of Directors of the Company shall not constitute a "Change in Control" unless the Board of Directors of the Company makes a determination that the transaction shall constitute a "Change in Control."

      (b) Potential Change in Control. A Potential Change in Control shall exist during any period in which the circumstances described in item (i), (ii), (iii) or (iv), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

            (i) The Company or any successor or assign thereof enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; provided that a Potential Change in Control described in this item (i) shall cease to exist upon the expiration or other termination of all such agreements;

            (ii) Any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; provided that a Potential Change in Control described in this item
                  (ii) shall cease to exist upon the withdrawal of such intention, or upon a reasonable determination by the directors that there is no reasonable chance that such actions would be consummated;

          (iii) Any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding securities. However, a Potential Change in Control shall not be deemed to exist by reason of ownership of securities of the Company by any person, to the extent that such securities of the Company are acquired pursuant to a reorganization, recapitalization, spin-off or other similar transactions (including a series of prearranged related transactions) to the extent that immediately after such transaction or transactions, such securities are directly or indirectly owned in substantially the same proportions as the proportions of ownership of the Company's securities immediately prior to the transaction or transactions; or

            (iv) The Board of Directors of the Company adopts a resolution to the effect that, for purposes of this Plan, a potential change in control exists; provided that a Potential Change in Control described in this item (iv) shall cease to exist upon a reasonable determination by the Board of Directors of the Company that the reasons that gave rise to the resolution providing for the existence of a potential change in control have expired or no longer exist.